T 732-544-5544 F 732-544-5404 25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE                                                       [QMED LOGO]

Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x1107



QMed, Inc. Reports Second Quarter Results
--------------------------------------------------------------------------------

Eatontown, New Jersey, June 25, 2004 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the second quarter ending May 31, 2004. Revenues for the three months ended May 31, 2004 were $3,724,881 (inclusive of a reduction of approximately $353,000 relating to the Regence settlement) compared to $3,316,701 a year ago. The net loss was $(1,432,269) (inclusive of a reduction in revenue of approximately $353,000 relating to the Regence settlement) or $(.10) per share (inclusive of a reduction of approximately $.02 per share relating to the Regence settlement) compared to $(587,451) or $(.04) in the year earlier.

Michael W. Cox, president and CEO, said, "During this quarter we announced a new Medicare Advantage contract with Humana. This new Humana contract for heart failure, when added to the three previously announced contracts in the first quarter for managing heart failure, diabetes and coronary artery disease continues to demonstrate that our programs compete effectively against competitors and that they are highly valued by physicians and patients in commercial programs as well as in Medicare Advantage."

"In the quarter, we began implementation of three new health plan contracts signed earlier this year. Generally, with new contracts, we incur significant implementation costs. This quarter's reduction in gross profit is a direct result of implementation costs as well as of the Regence settlement. Obviously, we expect that our gross profit will improve in the third and fourth quarters as enrollment under these new contracts reaches anticipated levels."

"As we look ahead," Cox continued, "we believe that Medicare's recently published Chronic Care Improvement Pilot (CCIP) for heart failure and complex diabetes fits well with our physician-patient engagement model. In the pilot design, robust enrollment is the biggest single variable to managing risk. We lead the industry in enrolling seniors and their physicians in both Medicare demonstrations and in managed Medicare programs. We have saved our managed Medicare plan customers tens of millions of dollars. Clearly such an impact would be impossible without active physician and patient participation. The law mandating CCIP specifies that if an intervention is successful, it will become a Medicare covered benefit. QMed, however, recognizes that there are several routes to covered benefit status and is vigorously pursuing them as well."

"Today, health plans are targeting the Medicare Advantage business segment aggressively," he added. "Industry sources indicate that there are nearly three-dozen applications for new Medicare Advantage plans currently pending CMS approval. This is a five-year high and industry sources expect that number to double this year, creating even greater opportunities for QMed."

"We remain optimistic that the Medicare Capitation Disease Management Demonstration awards will be made in the near term," he concluded.

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T 732-544-5544 F 732-544-5404 25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE                                                       [QMED LOGO]
4/13/04 - Page 2 of 4


                                           QMED, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)



                                                   For the Three      For the Three       For the Six       For the Six
                                                    Months Ended       Months Ended       Months Ended      Months Ended
                                                    May 31, 2004       May 31, 2003       May 31, 2004      May 31, 2003
                                                   -------------      -------------      -------------     -------------
Revenue
   Disease management services                     $   3,667,570      $   3,245,017      $   7,406,791     $   6,850,030
   Medical equipment                                      57,311             71,684            110,910           132,715
                                                   -------------      -------------      -------------     -------------
                                                       3,724,881          3,316,701          7,517,701  $      6,982,745
                                                   -------------      -------------      -------------     -------------

Cost of revenue
   Disease management services                         2,649,454          1,596,584          4,613,439         3,145,001
   Medical equipment                                      41,491             34,132             78,704            80,208
                                                   -------------      -------------      -------------     -------------
                                                       2,690,945          1,630,716          4,692,143         3,225,209
                                                   -------------      -------------      -------------     -------------

Gross profit                                           1,033,936          1,685,985          2,825,558         3,757,536
                                                   -------------      -------------      -------------     -------------

Selling, general and
  administrative expenses                              2,104,908          2,089,566          3,851,063         3,645,917
Research and development expenses                        243,871            195,721            498,290           446,562
                                                   -------------      -------------      -------------     -------------

Loss from operations                                  (1,314,843)          (599,302)        (1,523,795)         (334,943)

Interest expense                                          (9,026)            (5,776)           (15,724)          (12,763)
Interest income                                           25,350              7,127             48,883            56,744
Loss in operations of                                   (129,750)                             (204,750)
  joint ventures
Other income                                                   -                                 8,703
                                                   -------------      -------------      -------------     -------------
Loss before income tax                                (1,428,269)          (597,951)        (1,686,683)         (290,962)
  (provision) benefit

(Provision) benefit for                                   (4,000)            10,500             (8,000)           (5,500)
  state income taxes
                                                   -------------      -------------      -------------     -------------

Net loss                                           $  (1,432,269)     $    (587,451)     $  (1,694,683)    $    (296,462)
                                                   =============      =============      =============     =============


Basic and Diluted loss
  per share
   Weighted average shares outstanding                14,737,312         14,555,717         14,695,582        14,536,551
                                                   -------------      -------------      -------------     -------------
   Basic loss per share                            $        (.10)     $        (.04)     $        (.12)    $        (.02)
                                                   =============      =============      =============     =============

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T 732-544-5544 F 732-544-5404 25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE                                                       [QMED LOGO]
4/13/04 - Page 3 of 4

FINANCIAL POSITION:
                                            QMED, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                 (unaudited)             (audited)
                                                                                 May 31, 2004        November 30, 2003
                                                                                 ------------        -----------------
ASSETS
Current assets
Cash and cash equivalents                                                           1,043,521              1,638,271
Investments                                                                         5,758,059              6,213,825
Accounts receivable, net of allowances of approximately $2,000                      1,319,127              1,315,021
Inventory                                                                             136,868                146,239
Prepaid expenses and other current assets                                             244,986                392,783
                                                                                -------------          -------------
                                                                                    8,502,561              9,706,139

Property and equipment, net                                                         1,283,178              1,133,419
Product software development costs                                                    676,423                441,020
Accounts receivable, non-current                                                            -              1,474,674
Other assets                                                                          138,977                163,059
Investments in joint ventures                                                           5,000                      -
                                                                                -------------          -------------
                                                                                   10,606,139             12,918,311
                                                                                =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                                                 996,252                975,724
Leases payable, current portion                                                       100,594                 73,463
Accrued salaries and commissions                                                      684,348                565,524
Fees reimbursable to health plans                                                   1,086,364                182,359
Contract billings in excess of revenues                                             1,717,191              1,717,657
Deferred warranty revenue                                                                                     33,235
                                                                                       27,304
Income taxes payable                                                                    8,000                  6,810
                                                                                -------------          -------------
                                                                                    4,620,053              3,554,772

Leases payable - long term                                                            220,847                 44,429
Contract billings in excess of revenue - long term                                          -              2,270,928
                                                                                -------------          -------------
                                                                                    4,840,900              5,870,129

Commitments and Contingencies
Stockholders' equity
   Common stock $.001 par value; 40,000,000 shares authorized; 14,767,023 and
   14,627,384 shares issued and 14,745,023 and
   14,605,384 outstanding, respectively                                                14,766                 14,627
Paid-in capital                                                                    33,799,341             33,380,751
Accumulated deficit                                                               (27,959,255)           (26,264,572)
Accumulated other comprehensive income
   Unrealized loss on securities available for sale                                   (13,988)                (6,999)
                                                                                -------------          -------------
                                                                                    5,840,864              7,123,807

Less treasury stock at cost, 22,000 common shares                                     (75,625)               (75,625)
                                                                                -------------          -------------
Total stockholders' equity                                                          5,765,239              7,048,182
                                                                                -------------          -------------
                                                                                   10,606,139             12,918,311
                                                                                =============          =============
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T 732-544-5544 F 732-544-5404 25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE                                                       [QMED LOGO]
4/13/04 - Page 4 of 4


About QMed, Inc.
QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.


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